EXHIBIT 99.1

CDK Global Provides Financial Outlook for Fiscal 2015

HOFFMAN ESTATES, Ill., Oct. 22, 2014 (GLOBE NEWSWIRE) -- CDK Global, Inc. (Nasdaq:CDK) today provided its fiscal 2015 forecast following completion of its separation from ADP® (Nasdaq:ADP) on September 30, 2014.

Financial Outlook

CDK is presenting its financial outlook for the fiscal year ending June 30, 2015. For the comparisons, fiscal 2014 results have been adjusted to exclude certain costs related to the separation and include certain costs related to being an independent public company. The reconciliations to GAAP measures are included in the schedules within this press release. On this adjusted basis, forecasts are as follows:

Fiscal 2015 Forecast

  Revenues – anticipate 7% to 8% growth from $1,973.6 million in fiscal 2014
  Adjusted earnings before income taxes – anticipate 10% to 12% growth from the adjusted $305.1 million in fiscal 2014
  Adjusted pretax margin – anticipate approximately 50 basis points of expansion from the adjusted 15.5% in fiscal 2014
  Adjusted net earnings – anticipate 6% to 8% growth in net earnings from the adjusted $206.8 million in fiscal 2014
  Adjusted diluted earnings per share – anticipate 6% to 8% growth in diluted earnings per share from $1.29 in fiscal 2014

Effective Tax Rate

CDK's effective tax rate for fiscal 2015 is anticipated to be 34.5% to 35.0% compared to 32.2% in fiscal 2014. This is lower than fiscal 2015's anticipated normalized effective tax rate of 36.5% to 37.0% due to a first quarter fiscal 2015 nonrecurring income tax benefit primarily related to foreign operations. The higher effective tax rate for the year compared to fiscal 2014 is anticipated to negatively impact net earnings and diluted earnings per share by approximately $8.5 million and $0.05, respectively, or about 4 percentage points of growth.

About CDK Global

With nearly $2 billion in revenues and more than 40 years of experience, CDK GlobalTM is the largest global provider of integrated information technology and digital marketing solutions to the automotive retail industry and adjacencies. CDK Global provides solutions in more than 100 countries around the world, serving more than 26,000 retail locations and most automotive manufacturers. CDK Global's solutions automate and integrate critical workflow processes from pre-sale targeted advertising and marketing campaigns to the sale, financing, insurance, parts supply, repair and maintenance of vehicles, with an increasing focus on utilizing data analytics and predictive intelligence.

Non-GAAP Measures

CDK uses certain adjusted results, among other measures, to evaluate its operating performance in the absence of certain items for planning and forecasting purposes. CDK believes that adjusted results provide relevant and useful information for investors because it allows investors to view performance in a manner similar to the method used by CDK and improves its ability to understand its operating performance. Adjusted earnings before income taxes, adjusted provision for income taxes, adjusted effective tax rate, adjusted net earnings and adjusted basic and diluted earnings per share exclude incremental costs incurred during fiscal 2014 that are directly attributable to the separation from ADP and include certain costs related to being an independent public company. Since adjusted earnings before income taxes, adjusted provision for income taxes, adjusted effective tax rate, adjusted net earnings and adjusted basic and diluted earnings per share are not measures of performance that are calculated in accordance with GAAP, they should not be considered in isolation from, or as a substitute for, other metrics that are calculated in accordance with GAAP.

Non-GAAP Reconciliation
$ in millions, except per share amounts

	FY2014	(a)	FY2015E

Revenues	1,973.6	(b)
Growth %			7 - 8%

Earnings before income taxes	343.6	(b)
Adjustments:
Stand-alone public company costs	(33.0)	(c)
Trademark royalty fee	16.4	(d)
Stock-based compensation	(5.0)	(e)
Separation costs	9.3	(f)
Interest expense	(26.2)	(g)

Adjusted earnings before income taxes	305.1
Growth %			10 - 12%

Adjusted margin %	15.5%
Growth			~50 bps

Provision for income taxes	116.7	(b)
Adjustments:
Tax benefit of adjustments above	(18.4)	(h)
Adjusted provision for income taxes	98.3
Adjusted effective tax rate	32.2%

Net earnings	226.9	(b)
Adjustments:
Stand-alone public company costs	(33.0)	(c)
Trademark royalty fee	16.4	(d)
Stock-based compensation	(5.0)	(e)
Separation costs	9.3	(f)
Interest expense	(26.2)	(g)
Tax benefit of adjustments above	18.4	(h)

Adjusted net earnings	206.8
Growth %			6 - 8%

Adjusted basic and diluted earnings per share	1.29	(i)(j)	1.37 - 1.39	(j)
Total basic and diluted shares outstanding	160.6 million	(j)	160.6 million	(j)

Growth %			6 - 8%

(a) Amounts in this column have been adjusted to be presented on a comparable basis with the FY2015 estimate.
(b) Amounts presented in CDK's historical combined financial statements for the fiscal year ended June 30, 2014 which are included in the Company's Form 10 filing dated September 18, 2014.
(c) Represents recurring costs that are expected to be incurred as a stand-alone company incremental to the allocations of ADP costs included within the historical financial statements for FY2014.
(d) Represents the elimination of the royalty paid to ADP for the utilization of the ADP trademark and brand for the 9 month period in FY2015 after the separation.
(e) Represents additional stock-based compensation expenses for staff additions to build out corporate functions and director compensation costs.
(f) Represents the removal of separation costs incurred during FY2014 that are directly related to the separation from ADP.
(g) Represents interest expense CDK will incur in FY2015 related to long-term debt issued in conjunction with the separation.
(h) Represents the tax effect of adjustments using the statutory tax rate of 38.4% for FY2014 for U.S. transactions, which represent the majority of the adjustments recorded. The separation costs (described in (f) above) are not tax deductible and therefore there is no provision for income taxes included for this adjustment.
(i) Computed using adjusted net earnings shown above and total shares outstanding described in (j) below.
(j) Adjusted basic and diluted earnings per share and shares outstanding represent the number of shares of common stock distributed to ADP shareholders in connection with the distribution on September 30, 2014. The number of dilutive shares of our common stock that will result from ADP stock options, restricted stock awards and restricted stock units held by CDK employees has not been finalized. Accordingly, no dilutive effect of the replacement of ADP stock based awards held by CDK employees or the grant of new stock based awards has been provided.

Forward-Looking Statements

This document contains "forward-looking statements," including forecasts for CDK Global's fiscal year ending June 30, 2015, within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like "expects," "assumes," "projects," "anticipates," "estimates," "we believe," "could be" and other words of similar meaning, are forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: CDK Global's success in obtaining, retaining and selling additional services to clients; the pricing of products and services; changes in overall market and economic conditions, technology trends, and auto sales and advertising trends; competitive conditions; changes in regulations; changes in technology; availability of skilled technical personnel and the impact of new acquisitions and divestitures. The statements in this press release are made as of the date of this press release, even if subsequently made available by CDK Global on its website or otherwise. CDK Global disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. These risks and uncertainties, along with the risk factors discussed under "Item 1A. Risk Factors" in the Registration Statement on Form 10 for the fiscal year ended June 30, 2014, should be considered in evaluating any forward-looking statements contained herein.

CONTACT: Investor Relations Contacts:
         Elena Rosellen
         847.485.4000
         elena.rosellen@cdk.com

         Jennifer Gaumond
         847.485.4424
         jennifer.gaumond@cdk.com

         Media Contact:
         Michelle Benko
         847.485.4389
         michelle.benko@cdk.com

         CDK Global, Inc.